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                                  EXHIBIT 10.22

                       THIRD AMENDMENT TO CREDIT AGREEMENT

      THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made and entered into as of December 20, 2000 (the "Effective Date"), by and between NESCO, Inc., an Oklahoma corporation (the "Borrower"), and Bank One, Oklahoma, NA, a national banking association (the "Lender"), with reference to the following:

      A. The Borrower and the Lender are parties to that certain Credit Agreement dated as of May 12, 2000, as amended by that certain First Amendment to Credit Agreement dated as of August 4, 2000, and as further amended by that certain Second Amendment to Credit Agreement dated as of September 30, 2000 (as amended, the "Credit Agreement"). Capitalized terms used herein but not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

      B. The Borrower has requested that the Lender (i) modify the terms of the Working Capital Revolving Credit Facility, decrease the amount of the Working Capital Revolving Credit Commitment to $6,500,000, and permit the Working Capital Revolving Credit Facility to be used solely for working capital and general corporate purposes, the financing of Capital Expenditures and the issuance of Facility LC's, (ii) establish a new Facility, to be designated as the "Construction Loan Facility," in the amount of $8,000,000, to provide construction financing to NAC for NAC Projects, and (iii) convert a portion of the Working Capital Loans outstanding under the Working Capital Revolving Credit Facility into loans under the new Construction Loan Facility.

      C. The Lender has agreed to the foregoing changes, subject to the terms and conditions set forth in this Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend the Credit Agreement, effective as of the Effective Date, as follows:

1.    MODIFICATION OF WORKING CAPITAL REVOLVING CREDIT FACILITY.

      A. Conversion of Outstanding NAC Project Loans; Decrease in Working Capital Revolving Credit Commitment. As of the Effective Date: (i) the NAC Project Loans outstanding under the Working Capital Revolving Credit Facility will be converted into a "Construction Loan" under the "Construction Loan Facility" (as such terms are defined in Section 3 of this Amendment), and (ii) the Working Capital Revolving Credit Commitment will be decreased to $6,500,000. Accordingly, the definition of the term "Working Capital Revolving Credit Commitment" appearing in Section 1.1 of the Credit Agreement is amended to read as follows:

            "Working Capital Revolving Credit Commitment" means the sum of $6,500,000, or such other amount to which the Working Capital Revolving Credit Commitment may be modified from time to time pursuant to the terms hereof. As the context requires, "Working Capital Revolving Credit Commitment" also refers to the obligation of the Lender to make Working Capital Revolving Loans and issue Facility LC's under the Working Capital Revolving Loan Facility.


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      B. Use of Proceeds. From and after the Effective Date and continuing through May 31, 2001, proceeds of each Working Capital Revolving Loan may be used by the Borrower only for the purposes stated in clauses (i) and/or (ii) of
Section 2.2.1 of the Credit Agreement. As of June 1, 2001, and thereafter, proceeds of each Working Capital Revolving Loan may be used by the Borrower for any of the purposes stated in clauses (i), (ii) and/or (iv) of Section 2.2.1 of the Credit Agreement. Because proceeds of Working Capital Revolving Loans may no longer be used to provide construction financing to NAC for NAC Projects (clause
(iii) of Section 2.2.1), the following provisions of the Credit Agreement are hereby deleted:

            i. the definitions of the terms "Working Capital Term Loan" and "Working Capital Term Note" in Section 1.1;

            ii. Section 2.1.1(b);

            iii. the last sentence of Section 2.2.1;

            iv. Section 2.3.1(b); and

            v. clause (iii) of the first sentence of Section 2.14.

      C. Replacement Working Capital Revolving Note. The Borrower agrees to make, execute and deliver to the Lender a replacement Working Capital Revolving Note (the "Replacement Working Capital Revolving Note"), substantially in the form attached hereto as Exhibit "D-1B," in replacement of and substitution for the Working Capital Revolving Note dated as of September 30, 2000, delivered in connection with the execution and delivery of the Second Amendment to Credit Agreement.

2.    ESTABLISHMENT OF CONSTRUCTION LOAN FACILITY.

      A. Construction Loan Facility. The Lender hereby establishes a non-revolving line of credit facility in favor of the Borrower, to be designated as the "Construction Loan Facility" and to constitute an additional Facility under the Credit Agreement. From and after the Effective Date and prior to April 30, 2001, the Lender agrees, on the terms and conditions set forth in this Amendment, to make construction loans to the Borrower from time to time (each individually a "Construction Loan" and, collectively, the "Construction Loans") in amounts not to exceed in the aggregate the sum of $8,000,000 (the "Construction Loan Commitment"). An initial Construction Loan shall be made on the Effective Date in an amount equal to the aggregate NAC Project Loans outstanding under the Working Capital Revolving Credit Facility as of the Effective Date. No portion of any Construction Loan may be reborrowed once it is repaid. The obligation of the Lender to make Construction Loans under the Construction Loan Facility shall expire on April 29, 2001.

      B. Use of Proceeds. Proceeds of each Construction Loan made after the Effective Date shall be used by the Borrower to provide construction financing to NAC for the completion of NAC Projects that are currently under construction; provided, however, that funding under the Construction Loan Facility for construction of the Swifty Serve store in Pensacola, Florida, is contingent upon the Borrower's obtaining an acceptable commitment for take-out financing upon completion of construction and the Lender's approval of the terms of such commitment. Because all Loans made after the Effective Date to provide financing for NAC Projects will be made under the Construction Loan Facility, the definition of the term "NAC Project Loan" is hereby deleted from the Credit Agreement.


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      C. Maturity. All outstanding Construction Loans and all other unpaid
Obligations arising under or relating to the Construction Facility shall be due and payable in full on April 30, 2001.

      D. Types of Loans. As with Loans made under the other Facilities, the Construction Loans made under the Construction Facility may be Floating Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9 of the Credit Agreement.

      E. Interest. The Pricing Schedule is hereby amended to provide that interest shall accrue on the Construction Loans from time to time outstanding in accordance with the following:

======================================================================================
APPLICABLE MARGIN FOR        LEVEL I     LEVEL II   LEVEL III   LEVEL IV    LEVEL V
CONSTRUCTION LOANS           STATUS      STATUS     STATUS      STATUS      STATUS
- --------------------------------------------------------------------------------------
Eurodollar Rate              2.00%       2.25%      2.50%       2.75%       3.00%
- --------------------------------------------------------------------------------------
Floating Rate                0.50%       0.50%      0.75%       1.00%       1.25%
======================================================================================

The Applicable Margin for Loans outstanding under the Working Capital Revolving Credit Facility, the Term Loan Facility and the Acquisition Loan Facility will not change from those stated in the Pricing Schedule attached to the original Credit Agreement.

      F. Fees.

      i. The Borrower agrees that, from and after the Effective Date, the Commitment Fee will be calculated based on the daily unused portion of the Working Capital Revolving Credit Commitment, the Acquisition Loan Commitment and the Construction Loan Commitment. The Commitment Fee will continue to be payable in the manner specified in Section 2.12(i) of the Credit Agreement and will be payable on the daily unused portion of the Working Capital Revolving Credit Commitment, the Acquisition Loan Commitment and the Construction Loan Commitment at the Applicable Fee Rate stated in the original Pricing Schedule.

      ii. In consideration of the Lender's agreement to establish the Construction Loan Facility and convert the outstanding NAC Project Loans from the Working Capital Revolving Credit Facility to the Construction Loan Facility, the Borrower agrees to pay the Lender a one-time, up-front fee of $10,000.

      G. Construction Note. In order to evidence the Borrower's obligation for payment of principal and interest on the Construction Loans from time to time outstanding under the Construction Facility, the Borrower shall make, execute and deliver a promissory note (the "Construction Note") dated as of the Effective Date and substantially in the form of Exhibit D-6 attached hereto. The Construction Note shall constitute a "Note" under the Credit Agreement for all relevant purposes.

      H. Collateral. The Borrower hereby confirms that it has agreed to grant and convey, and cause each of its Subsidiaries (whether now existing or hereafter formed or acquired by the Borrower) to grant and convey, to the Lender, as security for the Secured Obligations, valid and perfected first priority security interests and mortgage liens in all of the now existing and after-acquired tangible and intangible Property of the Borrower and each of its Subsidiaries.


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Notwithstanding the foregoing, neither the Borrower nor NAC shall be required to grant the Lender a mortgage lien on any NAC Project unless and until such time as the Lender requests that it be granted a mortgage lien on such NAC Project; promptly after any such request is made by the Lender, the Borrower agrees (i) to execute and deliver, or cause NAC to execute and deliver, an appropriate real estate mortgage, deed of trust or comparable instrument, and an assignments of leases, each in recordable form, together with such assignments, notices, financing statements and other documents as may be required under local real estate Law, in order to grant the Lender a valid and perfected first mortgage lien and assignment of leases on such NAC Project, and (ii) to pay or reimburse the Lender for the costs and expenses of any appraisals, surveys, title insurance and the like incurred in connection therewith. The terms of the preceding sentence shall supersede the terms of the final sentence of Section
2.18 of the Credit Agreement.

      I. Restriction on New NAC Projects. Until further notice from the Lender, the Borrower agrees that it will not permit NAC to undertake any new NAC Projects (i.e., NAC Projects not under construction as of December 15, 2000).

3.    OTHER CHANGES.

      A. Mandatory Prepayments. Notwithstanding the provisions of Section 2.3.4 of the Credit Agreement, any mandatory prepayment made pursuant to clause (i) or
(ii) of the first sentence of Section 2.3.4 of the Credit Agreement shall be applied as follows (to the extent of available proceeds): first, to the outstanding Construction Loans until the Construction Loans have been paid in full; then, to any outstanding Working Capital Revolving Loans; then, to the principal installments payable under Section 2.3.2 of the Credit Agreement with respect to the Term Loans in the inverse order of maturity; then, to the principal installments payable under Section 2.3.3 of the Credit Agreement with respect to the Acquisition Term Loans in the inverse order of maturity; and finally, to any outstanding Acquisition Loans.

      B. Debt Service Coverage Ratio. For purposes of the quarterly debt service coverage ratio calculation under Section 6.23.2. of the Credit Agreement, the Construction Loans outstanding under Construction Loan Facility will not be included in the calculation of the current maturities of long-term Consolidated Funded Indebtedness.

      C. Borrowing Notices. Each Borrowing Notice for a Construction Loan shall be accompanied by a completed disbursement request, in the form attached hereto as Exhibit E.

4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the Effective Date, subject to the Borrower's satisfaction of the following conditions precedent (in addition to the conditions precedent set forth in Article IV of the Credit Agreement):

      A. Execution of Documents. This Amendment, the Replacement Working Capital Revolving Note and the Construction Note shall have been duly and validly authorized, executed and delivered to the Lender by the Borrower, and the "Consent of Subsidiaries" appearing after the Borrower's signature to this Amendment shall have been duly and validly authorized, executed and delivered to the Lender by the each Subsidiary of the Borrower.

      B. Resolutions. The Bank shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, the Credit Agreement (as amended by this Amendment), the Replacement Working Capital Revolving Note and the Construction Note.


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      C. Accuracy of Representations and Warranties. All representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents and in Section 5 hereof shall be true and correct in all material respects as of the Effective Date (except to the extent any of such representations and warranties with respect to the financial condition of the Borrower refer to an earlier specified date).

      D. No Default. There shall not have occurred any Default or Unmatured Default as of the Effective Date, and the Borrower shall be current in payment of all principal, interest and fees due and owing to the Lender as of the Effective Date.

      E. Fee. The Borrower shall have paid the fee referred to in Section 2.I above.

5. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in Article V of the Credit Agreement are hereby remade and restated as the date hereof and shall survive the execution and delivery of this Amendment. The Borrower further represents and warrants as follows:

      A. Authority. The Borrower has all requisite power and authority and has been duly authorized to agree to the decrease in the amount of the Working Capital Revolving Credit Commitment, to borrow under the Construction Loan Facility, to convert the NAC Project Loans outstanding under the Working Capital Revolving Credit Facility into a Construction Loan under the Construction Loan Facility, and to execute, deliver and perform its obligations under this Amendment, the Credit Agreement (as amended by this Amendment), the Replacement Working Capital Revolving Note and the Construction Note.

      B. Binding Obligations; Enforceability. This Amendment, the Credit Agreement (as amended by this Amendment), the Replacement Working Capital Revolving Note and the Construction Note are valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

      C. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of this Amendment, the Replacement Working Capital Revolving Note and the Construction Note, nor the consummation of the transactions herein contemplated or compliance with the provisions hereof and thereof, will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries, or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of this Amendment, the borrowings and other credit extensions under the Credit Agreement (as amended hereby), the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of this Amendment, the Credit Agreement (as amended by this Amendment), the Replacement Working Capital Revolving Note or the Construction Note.

      D. No Material Adverse Change. Since September 30, 2000 (the date of the latest financial statements of the Borrower which have been delivered to the Lender), there has been no adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

6.    MISCELLANEOUS.

      A. Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Credit Agreement. Except as amended, modified and supplemented by this Amendment, the Credit Agreement and all other Loan Documents shall continue in full force and effect in accordance with their original stated terms, all of which are hereby reaffirmed in every respect as of the date hereof. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Credit Agreement, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment.

      B. References to Defined Terms. The parties acknowledge and agree that the terms "Loans" and "Obligations" as used in the Credit Agreement and any other Loan Documents will include all Construction Loans outstanding under the Construction Loan Facility. Further, all references to the "Credit Agreement" appearing in any of the Loan Documents shall hereafter be deemed references to the Credit Agreement as amended, modified and supplemented by this Amendment, and all references to the "Working Capital Revolving Note" appearing in the Credit Agreement and any of the other Loan Documents shall hereafter be deemed references to the Replacement Working Capital Revolving Note, and all references the "Notes" or a "Note" appearing in the Credit Agreement and any of the other Loan Documents shall hereafter be deemed to include a reference to the Construction Note.

      C. Exhibits. The form of Replacement Working Capital Revolving Note attached hereto as Exhibit D-1B is hereby substituted for Exhibit D-1A to the Credit Agreement and incorporated therein by this reference, and the form of Construction Note attached hereto as Exhibit D-6 is hereby added to the Credit Agreement with the same designation and incorporated therein by this reference.

      D. Descriptive Headings. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not be used in the construction of the content of this Amendment.

      E. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

      F. Reimbursement of Expenses. The Borrower agrees to pay the reasonable fees and out-of-pocket expenses of Crowe & Dunlevy, counsel to the Lender, incurred in connection with the preparation of this Amendment and the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                                    NESCO, INC.

                                     By:
                                        ----------------------------------------
                                     Name: Eddy L. Patterson
                                     Title: Chairman and Chief Executive Officer


                                     BANK ONE, OKLAHOMA, NA,

                                     By:
                                        ----------------------------------------
                                        Name: Timothy T. Koski
                                        Title: Vice President